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                                                                       Exhibit 5

                               Hale and Dorr LLP
                               Counselors at Law
                  60 State Street, Boston, Massachusetts 02109
                        617-526-6000 * FAX 617-526-5000

                               November 12, 1999


Sycamore Networks, Inc.
10 Elizabeth Drive
Chelmsford, MA 01824

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 19,382,553 shares of Common Stock, $.001 par value per share (the "Shares"), of Sycamore Networks, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors Option Plan, 1999 Stock Incentive Plan and 1998 Stock Incentive Plan (the "Plans"). Certain of the Shares are being offered and sold by the Company pursuant to the Plans (the "Primary Shares") and certain of the Shares are being registered for resale by certain stockholders of the Company and are being offered pursuant to the resale prospectus included in the Registration Statement (the "Reoffered Shares").

     We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized for issuance and (ii) the Reoffered Shares and, when issued and paid for in accordance with the terms of the Plans, the Primary Shares, will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.